Exhibit 10.34

DOLLAR GENERAL CORPORATION

100 MISSION RIDGE

GOODLETTSVILLE, TN 37072

January 8, 2008

Mr. David Bere

c/o Dollar General Corporation
100 Mission Ridge
Goodlettsville, TN  37072

Re:    Notice of Initiation of Transition Period under Employment Agreement

Dear David:

In connection with the closing of the acquisition contemplated in that certain Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, L.P., a Delaware corporation (“Parent”), Buck Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, and the Dollar General Corporation (“Company”), you and the Company executed an employment agreement (the “Employment Agreement”), the terms of which became effective on July 6, 2007.  All capitalized terms not defined herein shall have the meaning set forth in your Employment Agreement.

Pursuant to the terms of your Employment Agreement, you currently serve as the Interim Chief Executive Officer of the Company.  Section 3 of your Employment Agreement provides that at the Company’s option the Company may extend your service under the Employment Agreement for three (3) months if a new Chief Executive Officer is hired by the Company during the Initial Term or any Initial Term Extension (the “Transition Period” as used in the Employment Agreement).  Further, Section 3 of your Employment Agreement provides that the Company is required to provide you with notice of its intent to initiate the Transition Period at least five (5) business days prior to the date of the new Chief Executive Officer’s commencement of employment with the Company.  By this letter, the Company hereby provides you notice of the initiation of the Transition Period, such period to last for three (3) calendar months from the date the new Chief Executive Officer commences employment with the Company, in lieu of any month-to-month renewal of the Initial Term Extension as currently in effect (which was put into effect by the mutual agreement between you and the Company under the terms of the letter executed by you and the Company on December 28, 2007).

In the event of any dispute over the terms of this letter agreement, Section 22(h) of the Employment Agreement shall govern.  This letter agreement may be executed in counterparts.

Sincerely,

DOLLAR GENERAL CORPORATION

By:	/s/ Michael Calbert
Name: Michael Calbert
Title: Chairman, Board of Directors